EXHIBIT 5.1

December 13, 2022

Flora Growth Corp.

365 Bay Street, Suite 800

Toronto ON M5H 2V1

Re: Flora Growth Corp.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Flora Growth Corp., an Ontario corporation (the “Corporation”), in connection with the issuance and sale by the Corporation on the date hereof in a registered direct offering (the “Offering”) of 12,500,000 common shares in the capital of the Corporation (the “Common Shares” and, such number of Common Shares issued and sold in the Offering, the “Offered Shares”) and Common Share purchase warrants (the “Investor Warrants”) to purchase up to 12,500,000 Common Shares (the “Investor Warrant Shares”), as contemplated by that certain securities purchase agreement, dated as of December 8, 2022 (the “Purchase Agreement”), by and among the Corporation and each of the purchasers of Offered Shares and Investor Warrants under the Offering. The Corporation has also entered into a placement agency agreement, dated as of December 8, 2022 (the “Agency Agreement”), by and between the Corporation and A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the placement agent in connection with the Offering and the Corporation has agreed to register and issue to the Placement Agent (or its designees) Common Share purchase warrants (the “Placement Agent Warrants”, and together with the Investor Warrants, the “Warrants”) to purchase up to 500,000 Common Shares (the “Placement Agent Warrant Shares”, and together with the Investor Warrant Shares, the “Warrant Shares”, and together with the Warrants and the Offered Shares, the “Securities”).

Examinations

For the purposes of this opinion, we have examined a copy of the registration statement of the Corporation on Form F-3 (File No. 333-267585) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2022 pursuant to the provisions of the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of securities to be issued from time to time by the Corporation, which was declared effective by the Commission on October 5, 2022 (such registration statement, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the rules and regulations of the Commission promulgated under the Securities Act, and also including the exhibits and schedules thereto, taken together, is hereinafter referred to as the “Registration Statement”), the base prospectus included in the Registration Statement and the prospectus supplement dated December 8, 2022, as filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission promulgated under the Securities Act (such base prospectus and such prospectus supplement, collectively, the “Prospectus”).

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We have also examined and relied on, among other things, the following:

(a)	an executed copy of each of the Purchase Agreement and the Agency Agreement;

(b)	the form of certificate representing the Investor Warrants;

(c)	the form of certificate representing the Placement Agent Warrants;

(d)	a certificate of even date herewith of the General Counsel and Secretary of the Corporation with respect to certain factual matters and enclosing certified copies of, inter alia, the constating documents and by-laws of the Corporation and resolutions passed by the directors of the Corporation that relate to the Offering and the actions to be taken in connection therewith (the “Officer’s Certificate”); and

(e)	a certificate of status in respect of the Corporation dated December 9, 2022 issued by the Ministry of Government and Consumer Services (Ontario) (the “Certificate of Status”).

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer’s Certificate and the Certificate of Status.

Assumptions

For purposes of the opinion set forth below, we have assumed:

(a)	the legal capacity of all individuals;

(b)

the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d)	the accuracy and completeness of all information provided to us by public officials or offices of public record;

(e)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer’s Certificate);

(f)	the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(g)

the Securities were offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement and the Prospectus; and

(h)	the facts stated in the Certificate of Status continue to be true and correct as of the date hereof.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

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Qualifications

When our opinion refers to Offered Shares or Warrant Shares to be issued as being “fully paid and non-assessable”, such opinion indicates that the holder of such Offered Shares or Warrant Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Offered Shares or Warrant Shares, either in order to complete payment for the Offered Shares or Warrant Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Offered Shares or Warrant Shares.

Laws

We are qualified to practise law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rules or regulations, federal or state, applicable to the Corporation. We disclaim any obligation or duty to update this opinion to reflect any changes in such laws or other circumstances after the date hereof, and express no opinion as to the effect of any subsequent course of dealing or conduct between the parties referred to herein.

Reliance

In rendering our opinion in paragraph 1 below as to the valid existence of the Corporation, we have relied solely on the Certificate of Status.

Opinions

Based and relying upon and subject to the foregoing and the qualifications herein expressed, we are of the opinion that:

1.	The Corporation is a corporation existing under the Business Corporations Act (Ontario) and has not been dissolved.

2.

The Offered Shares have been duly authorized by all necessary corporate action on the part of the Corporation and, upon payment and delivery in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable.

3.

The Warrants have been duly authorized by all necessary corporate action on the part of the Corporation and, upon payment of the exercise price therefor and delivery in accordance with the Purchase Agreement, will be created and validly issued by the Corporation.

4.

The Warrant Shares to be issued pursuant to the exercise of the Warrants have been set aside and reserved for issuance and conditionally allotted for issuance to holders of the Warrants and such Warrant Shares will, when issued in accordance with the terms of the Warrants against payment of the exercise price therefor, be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

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We hereby consent to the reference to our firm’s name under the caption “Legal Matters” in the Prospectus and the use of this opinion as Exhibit 5.1 to the Corporation’s Current Report on Form 6-K to be filed with the Commission on December 13, 2022, which will be incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is furnished to you at your request in connection with the Offering, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Registration Statement or the Prospectus, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking or obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

(signed) “Wildeboer Dellelce LLP”

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